Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

August 13, 2020

Myriad Genetics, Inc.

320 Wakara Way

Salt Lake City, Utah 84108

Re:	Registration Statement on Form S-8; 1,300,796 shares of Common Stock of Myriad Genetics, Inc., par value $0.01 per share

Ladies and Gentlemen:

We have acted as legal counsel to Myriad Genetics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,300,796 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) consisting of (i) shares that may be issued upon exercise of a time-based non-qualified stock option to be granted to Paul J. Diaz on August 13, 2020 (the “Time-Based Option”), (ii) shares that may be issued upon exercise of a performance-based non-qualified stock option to be granted to Paul J. Diaz on August 13, 2020 (the “Performance-Based Option” and together with the Time-Based Option, the “Options”), (iii) shares that may be issued upon the vesting of restricted stock units to be granted to Paul J. Diaz on August 13, 2020 (the “RSUs”) and (iv) shares that may be issued upon the vesting of performance-based restricted stock units to be granted to Paul J. Diaz (the “PSUs”, and together with the Options and the RSUs the “Inducement Grants”), each granted in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement to his entering into employment with the Company. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Restated By-Laws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Inducement Grants.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

BOSTON                  LONDON                   LOS ANGELES                  NEW YORK                  SAN DIEGO                  SAN FRANCISCO                  WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ
August 13, 2020

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Inducement Grants, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.